Exhibit 10.17

CLEARSIGN COMBUSTION CORPORATION

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the "Agreement") is entered into by and between ClearSign Combustion Corporation, a Washington corporation (the "Company"), and the undersigned ("Purchaser").

1.           Purchase of Common Stock.

(a)           Subject to the terms and conditions of this Agreement, the Purchaser hereby subscribes for the number of shares of the Company's Common Stock (as defined below) set forth in Section 5(b) (the "Shares") at a purchase price of $2.25 per Share (such price per share, the "Purchase Price," and the total amount to be paid for the Shares, the "Subscription Amount").  Fractional shares of Common Stock will not be issued, and the number of shares of Common Stock to be issued in respect of a given Subscription Amount will be reduced to the nearest whole share.  The term "Shares" refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares, including the issuance of any Price Adjustment Shares (as defined below).

(b)           If, after the original issue date of the Shares, the Company closes a preferred stock equity financing (a "Preferred Financing") in which shares of the Company's preferred stock are issued for a consideration per share less than the Purchase Price (the "Financing Price"), the Company shall, promptly following the closing of such Preferred Financing, issue to the Investor as a purchase price adjustment a number of additional shares of Common Stock equal to (i) the quotient of the Subscription Amount divided by the Financing Price minus (ii) the number of Shares originally subscribed for pursuant to Section 1(a) (such additional shares to be issued, the "Price Adjustment Shares").  If any Price Adjustment Shares are required to be issued pursuant to this Section 1(b), the Company shall deliver to the Purchaser a stock certificate representing such Price Adjustment Shares as promptly as possible.  Each of the parties hereby agrees to report the issuance of any such Price Adjustment Shares as a purchase price adjustment of the Shares for all applicable tax purposes.  The parties further agree that the Purchase Price may be adjusted through the issuance of Price Adjustment Shares pursuant to this Section 1(b) only once.

(c)           With this Agreement, the Purchaser encloses a certified or cashier's check payable to the order of "ClearSign Combustion Corporation" or has concurrently wired an amount of US Dollars to the Company equal to full payment of the Subscription Amount.

2.           Closing.  The Company will formally accept subscriptions and deposit all funds received from Purchasers upon receipt and approval by the Company and will not require a minimum amount of commitments from Purchasers before so doing.  Upon acceptance of the Purchaser's subscription, the Company shall deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser's name).

3.           Company Representations and Warranties.  The Company hereby represents and warrants that, as of the date that the Company first accepts a subscription and a Purchaser's first payment pursuant to this offering:

(a)           Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b)           Capitalization.

(i)          Preferred Stock.  2,000,000 shares of Preferred Stock, par value $0.0001 per share, are authorized for issuance, none of which are issued and outstanding.  The rights, privileges and preferences of the Preferred Stock are as stated in the Articles of Incorporation of the Company.

(ii)         Common Stock.  8,000,000 shares of Common Stock, par value $0.0001 per share (the "Common Stock"), are authorized for issuance, of which 1,140,000 shares are issued and outstanding, and 4,000,000 shares of Class B Common Stock, par value $0.0001 per share, are authorized for issuance, of which 860,000 shares are issued and outstanding.  The Company has reserved 860,000 shares of Common Stock for issuance upon conversion of the Class B Common Stock.  The outstanding shares of Common Stock and Class B Common Stock have been validly issued and are fully paid and nonassessable, and were issued in accordance with the registration or qualification requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, or pursuant to valid exemptions therefrom.

(c)           Authorization; Enforceability.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken on or prior to the Purchase Date, and the terms of this Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms.

(d)           Valid Issuance.  The Shares being acquired by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

(e)           Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

(f)           No Conflict.  The Company is not in violation or default of any provision of its Articles of Incorporation or bylaws, as in effect on the Purchase Date, or in any material respect of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either a default under any such provision of its charter or bylaws, or in any material respect of any such instrument, judgment, order, writ or decree, or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

4.           Purchaser Acknowledgements and Representations.  In connection with the purchase of the Shares, Purchaser acknowledges and represents to the Company the following:

(a)           The Company may accept or reject this Agreement and the number of Shares subscribed for hereunder, in whole or in part, in its sole and absolute discretion.  The Company has no obligation to issue any of the Shares to any person who is a resident of a jurisdiction in which the issuance of the Shares would constitute a violation of federal or state securities or "blue sky" or other similar laws (collectively the "Securities Laws").

(b)           This Agreement is and shall be irrevocable, except that the Purchaser shall have no obligations hereunder to the extent that this Agreement is rejected by the Company.

(c)           This Agreement and the rights, powers and duties set forth herein shall be binding upon the Purchaser, the Purchaser's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(d)           No federal or state agency has made any finding or determination as to the fairness of this offering for investment, or any recommendation or endorsement of the Shares.

(e)           The Shares issued to the Purchaser are entitled to one vote per share.  The Class B Common Stock held by certain other shareholders in the Company is entitled to two votes per share.

(f)           The Company has made available to the Purchaser, or to the Purchaser's attorney, accountant or representative, all documents that the Purchaser has requested, and the Purchaser has requested all documents and other information that the Purchaser has deemed necessary to consider respecting an investment in the Company.  The Company has provided answers to all questions concerning the offering and an investment in the Company.  The Purchaser has carefully considered and has, to the extent the Purchaser believes necessary, discussed with the Purchaser's professional legal, tax and financial advisers and his/her/its representative (if any) the suitability of an investment in the Company for the Purchaser's particular tax and financial situation.  All information the Purchaser has provided to the Company concerning the Purchaser and the Purchaser's financial position is, to Purchaser's knowledge, correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Purchaser will immediately provide such information to the Company.  The Purchaser has such knowledge, skill, and experience in business, financial, and investment matters so that he/she is capable of evaluating the merits and risks of an investment in the Shares.  To the extent necessary, the Purchaser has retained, at his/her own expense, and relied upon, appropriate professional advice regarding the investment, tax, and legal merits and consequences of this Agreement and owning the Shares.

(g)           Purchaser is purchasing the Shares for investment for his or her own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.  Purchaser acknowledges that an investment in the Shares is a high-risk, speculative investment.

(h)           Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

(i)           Purchaser understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

(j)           The Company has not received from its legal counsel, accountants or professional advisors any independent valuation of the Company or any of its equity securities, or any opinion as to the fairness of the terms of this offering or the adequacy of disclosure of materials pertaining to the Company or the offering.

(k)           The Purchaser has adequate net worth and means of providing for his/her/its current needs and personal contingencies to sustain a complete loss of the investment in the Company at the time of investment, and the Purchaser has no need for liquidity in the investment in the Shares.

(l)           The Purchaser understands that plans, estimates and projections, by their nature, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such plans, projections or goals will be attained; and that any such plans, projections and estimates should not be relied upon as a promise or representation of the future performance of the Company.

5.           Purchaser Information.

(a)           Status as an Accredited Investor.  By initialing the appropriate space(s) below, the Purchaser represents and warrants that he/she/it is an "Accredited Investor" within the meaning of Regulation D.

☐ a.	A director, executive officer or general partner of Company.
☐ b.	A natural person whose individual net worth or joint net worth with spouse at time of purchase exceeds $1,000,000.
☐ c.
A natural person who had an individual income in excess of $200,000 in each of two most recent years or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching same level of income in current year.

☐ d.
A corporation, limited liability company, partnership, tax-exempt organization (under Section 501(c)(3) of Internal Revenue Code of 1986, as amended) or Massachusetts or similar business trust (i) not formed for specific purpose of acquiring Class A Common Stock and (ii) having total assets in excess of $5,000,000.

☐ e.
An entity which falls within one of following categories of institutional accredited investors, set forth in 501(a) of Regulation D under Securities Act [if you have marked this category, also mark which of following items describes you:]

☐ 1.
A bank as defined in Section 3(a)(2) of Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of Securities Act whether acting in its individual or a fiduciary capacity.

	☐ 2.	A broker/dealer registered pursuant to Section 15 of Securities Exchange Act of 1934.
	☐ 3.	An insurance company as defined in Section 2(13) of Securities Act.
	☐ 4.	An investment company registered under Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.
	☐ 5.	A Small Business Investment Company licensed by U.S. Small Business Administration under Section 301(c) or (d) of Small Business Investment Act of 1958.
☐ 6.
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for benefit of its employees, if such plan has total assets in excess of $5,000,000.

	☐ 7.	Any private business development company as defined in Section 202(a)(22) of Investment Advisers Act of 1940.
☐ 8.
An employee benefit plan within meaning of Employee Retirement Income Security Act of 1974, if investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐ 9.
A trust, with total assets in excess of $5,000,000, not formed for specific purpose of acquiring Class A Common Stock offered, whose purchase is directed by sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐ f.	An entity in which all equity owners are accredited investors as described above.

PURCHASER MUST INDICATE THE APPLICABLE CATEGORY OR CATEGORIES BY INITIALING EACH APPLICABLE SPACE ABOVE; IF JOINT INVESTORS, BOTH PARTIES MUST INITIAL.

(b)           Subscription Information.  Please complete the following information.

Subscription Amount: $________________ (@ $_____ per share)

___________________________________________________
Name Purchaser would like to appear on Company's Ledger of Common Stock

Indicate ownership as:

____ (a)	Individual
____ (b)	Community Property
____ (c)	Joint Tenants with Right of Survivorship	) All parties
____ (d)	Tenants in Common	) must sign
____ (e)	Corporate
____ (f)	Partnership
____ (g)	Trust

Address of Residence	Address for Sending Notices
(or Business, if not an individual)	(if different)

City, State and Zip Code	City, State and Zip Code

Telephone Number	Telephone Number

The Purchaser is a resident of, or (in the case of an entity) is organized under the laws of,

the State of ______________________________.

Purchaser's Taxpayer ID or Social Security No.:
Citizen of:
E-mail Address:

6.           Market Stand-Off.  In connection with the initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, Purchaser shall not, without the prior written consent of the Company's managing underwriter, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company's Common Stock or any securities convertible into or exercisable or exchangeable for Company's Common Stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company's Common Stock or any securities convertible into or exercisable or exchangeable for Company's Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of stock or such other securities, in cash or otherwise.  Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days or such longer period requested by the underwriters to comply with regulatory restrictions on the publication of research reports (including, without limitation, NASD 2711).  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Company Common Stock subject to the Market Stand-Off, or into which such Company Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.  To enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.  This Section 6 shall not apply to Shares registered in the public offering under the Securities Act, and the Purchaser shall be subject to this Section 6 only if the directors and officers of the Company are subject to similar arrangements.

7.           Restrictive Legends and Stop-Transfer Orders.

7.1          Legends.  The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(a)
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (OR OTHER EVIDENCE) IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(b)
THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c)	Any legend required to be placed thereon by any appropriate securities commissioner.

7.2          Stop-Transfer Notices.  Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7.3          Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.4          Removal of Legend.  The Shares held by Purchaser will no longer be subject to the legend referred to in Section 7.1(b) following the expiration or termination of the lock-up provisions of Section 6 (and of any agreement entered pursuant to Section 6).  After such time, and upon Purchaser's request, a new certificate or certificates representing the Shares not repurchased shall be issued without the legend referred to in Section 7.1(b), and delivered to Purchaser.

8.           Miscellaneous.

8.1          Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.  The parties consent to jurisdiction and venue in the state and federal courts sitting in King County, Washington.

8.2          Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

8.3          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

8.4           Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

8.5           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or as subsequently modified by written notice.

8.6           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

8.7           Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns.  The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

[Remainder of Page Intentionally Left Blank]

The Purchaser, by his or her signature below, or by that of its authorized representative, confirms that Purchaser has carefully reviewed and understands this Agreement.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of __________, 2008.

PURCHASER (if individual):	PURCHASER (if entity):

Signature	Name of Entity

By:
Name (type or print)

Name:

Signature of Co-Signer (if any)	Its:

Name of Co-Signer (type or print)

AGREED AND ACCEPTED as of __________, 2008.

CLEARSIGN COMBUSTION CORPORATION

By:
Rick Rutkowski, President and Chief Executive Officer

SPOUSAL CONSENT

I, ________________________________, spouse of ____________, have read and hereby approve the foregoing Agreement.  In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall be similarly bound by the Agreement.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of ___________

OR

I hereby represent and warrant that I am unmarried as of the date of this Agreement.

_____________